Exhibit 99.1

Fidelity National Financial, Inc. Reports First Quarter 2011 EPS of $0.19

Jacksonville, Fla. - (April 28, 2011) - Fidelity National Financial, Inc. (NYSE:FNF), a leading provider of title insurance, mortgage services, specialty insurance and information services, today reported operating results for the three-month period ended March 31, 2011.

	Three Months Ended	Three Months Ended
	March 31, 2011	March 31, 2010
Total revenue	$1.21 billion	$1.21 billion
Net earnings attributable to common shareholders	$42.5 million	$16.5 million
Net earnings per diluted share attributable to common shareholders	$0.19	$0.07
Cash flow used in operations	$21.0 million	$88.1 million

The following are summary financial and operational results for the operating segments of FNF for the three-month periods ended March 31, 2011 and 2010:

Fidelity National Title Group (“FNT”)

	Three Months Ended	Three Months Ended
	March 31, 2011	March 31, 2010
Total revenue	$1.10 billion	$1.08 billion
Pre-tax earnings	$102.7 million	$24.0 million
Pre-tax margin	9.3%	2.2%

Month	Direct Orders Opened	Direct Orders Closed
January 2011	154,300	127,400
February 2011	143,600	111,800
March 2011	190,200	131,600

First Quarter 2011	488,100	370,800

Month	Direct Orders Opened	Direct Orders Closed
January 2010	146,900	104,300
February 2010	161,900	101,000
March 2010	202,300	127,200

First Quarter 2010	511,100	332,500

	Open	Closed	Commercial
	Commercial	Commercial	Revenue	Commercial
	Orders	Orders	(In millions)	Fee Per File
First Quarter 2011	18,500	10,600	$65.7	$6,200
First Quarter 2010	17,200	9,800	$48.6	$5,000

•
The preceding table only includes commercial activity from FNF's commercial offices in the national commercial division and does not attempt to capture potential commercial activity in our local offices.

Specialty Insurance

	Three Months Ended	Three Months Ended
	March 31, 2011	March 31, 2010
Total revenue	$96.1 million	$89.3 million
Pre-tax earnings	$8.9 million	$6.2 million
Pre-tax margin	9.3%	6.9%

“This was our strongest first quarter in a number of years, as our direct operations benefited from strong refinance closings early in the quarter and consistent closings throughout February and March,” said Chairman William P. Foley, II. “Open order counts were relatively stable throughout the quarter, although they showed some seasonal strength in the month of March, increasing more than 8% over the average for January and February. The commercial business continued to be robust, as commercial revenue grew by 35% over the first quarter of 2010. This quarter shows that with generally steady order volumes, albeit at low historic levels, we can generate the 8% to 10% margins we target in difficult markets through our focus on strong expense management.

“During the quarter, we eliminated more than 600 positions in our title operations and made significant progress on our previously stated $50 million cost savings project, identifying nearly $55 million in run-rate cost savings. Our quarterly results also included one-time expenses of $9 million, or $0.04 per diluted share, representing our portion of the costs related to Remy's debt restructuring in late 2010 and early 2011. Additionally, Remy also filed an S-1 Registration Statement in March to begin the process of selling common stock and becoming a publicly traded company. Overall, this was a very positive start to what most experts have predicted will be a difficult year in the mortgage and real estate markets. We believe we have our company positioned for a strong performance for the remainder of 2011.”

Conference Call
FNF will host a call with investors and analysts to discuss first quarter 2011 results on Friday, April 29, 2011, beginning at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at www.fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at www.fnf.com. The telephone replay will be available from 1:00 p.m. Eastern time on April 29, 2011, through May 6, 2011, by dialing 800-475-6701 (USA) or 320-365-3844 (International). The access code will be 199329.

About FNF
Fidelity National Financial, Inc. (NYSE:FNF), is a leading provider of title insurance, mortgage services, specialty insurance and information services. FNF is the nation's largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title and Alamo Title - that collectively issue more title insurance policies than any other title company in the United States. FNF also provides flood insurance, personal lines insurance and home warranty insurance through its specialty insurance business and is a leading provider of global human resources, payroll, benefits and payment solutions through a minority-owned subsidiary, Ceridian Corporation. More information about FNF can be found at www.fnf.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak
U. S. economy; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company's Form 10-K and other filings with the Securities and Exchange Commission.

SOURCE: Fidelity National Financial, Inc.
CONTACT: Daniel Kennedy Murphy, Senior Vice President and Treasurer, 904-854-8120, dkmurphy@fnf.com

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY OF EARNINGS
(In millions, except per share amounts, order information and fee per file)

	Three Months Ended
	March 31,
	2011	2010
	(Unaudited)
Direct title premiums	$322.9	$281.4
Agency title premiums	423.3	483.8
Total title premiums	746.2	765.2
Escrow, title-related and other fees	313.2	294.5
Total title and escrow	1,059.4	1,059.7
Specialty insurance	92.8	86.3
Interest and investment income	36.1	38.8
Realized gains and losses	19.9	28.6
Total revenue	1,208.2	1,213.4
Personnel costs	391.3	370.7
Other operating expenses	285.4	299.0
Agent commissions	327.7	384.4
Depreciation and amortization	20.5	23.0
Claim loss expense	86.7	86.3
Interest expense	14.3	7.1
Total expenses	1,125.9	1,170.5
Earnings from continuing operations before taxes	82.3	42.9
Income tax expense	29.6	13.3
Earnings from continuing operations before equity investments	52.7	29.6
Loss from equity investments	(8.6)	(10.7)
Net earnings	44.1	18.9
Non-controlling interests	1.6	2.4
Net earnings attributable to common shareholders	$42.5	$16.5

Earnings per share:
Net earnings attributable to common shareholders - basic	$0.19	$0.07
Net earnings attributable to common shareholders - diluted	$0.19	$0.07
Weighted average shares - basic	220.7	227.5
Weighted average shares - diluted	223.6	230.3
Direct operations orders opened	488,100	511,100
Direct operations orders closed	370,800	332,500
Fee per file	$1,371	$1,339
Actual title claims paid	$88.8	$95.5

 FIDELITY NATIONAL FINANCIAL, INC.
FIRST QUARTER SEGMENT INFORMATION
(In millions, except order information)
(Unaudited)

Three Months Ended			Specialty	Corporate
March 31, 2011	Consolidated	FNT	Insurance	and Other
Gross operating revenue	$1,152.2	$1,050.9	$92.8	$8.5
Interest and investment income	36.1	33.2	2.9	—
Realized gains and losses	19.9	18.4	0.4	1.1
Total revenue	1,208.2	1,102.5	96.1	9.6
Personnel costs	391.3	365.4	11.9	14.0
Other operating expenses	285.4	236.4	38.3	10.7
Agent commissions	327.7	327.7	—	—
Depreciation and amortization	20.5	18.7	1.1	0.7
Claim loss expense	86.7	50.8	35.9	—
Interest expense	14.3	0.8	—	13.5
Total expenses	1,125.9	999.8	87.2	38.9
Pretax earnings	82.3	102.7	8.9	(29.3)
Pretax margin	6.8%	9.3%	9.3%	—
Open orders	488,100	488,100	—	—
Closed orders	370,800	370,800	—	—

Three Months Ended			Specialty	Corporate
March 31, 2010	Consolidated	FNT	Insurance	and Other
Gross operating revenue	$1,146.0	$1,038.6	$86.3	$21.1
Interest and investment income	38.8	34.4	2.9	1.5
Realized gains and losses	28.6	2.7	0.1	25.8
Total revenue	1,213.4	1,075.7	89.3	48.4
Personnel costs	370.7	350.8	11.8	8.1
Other operating expenses	299.0	242.7	36.0	20.3
Agent commissions	384.4	384.4	—	—
Depreciation and amortization	23.0	21.6	1.1	0.3
Claim loss expense	86.3	52.1	34.2	—
Interest expense	7.1	0.1	—	7.0
Total expenses	1,170.5	1,051.7	83.1	35.7
Pretax earnings	42.9	24.0	6.2	12.7
Pretax margin	3.5%	2.2%	6.9%	26.2%
Open orders	511,100	511,100	—	—
Closed orders	332,500	332,500	—	—

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions, except per share amounts)

	March 31, 2011	December 31, 2010
	(Unaudited)
Cash and investment portfolio	$4,877.2	$4,939.3
Goodwill	1,471.0	1,470.7
Title plant	390.3	390.8
Total assets	7,800.8	7,887.5
Notes payable	952.0	952.0
Reserve for claim losses	2,237.8	2,272.7
Secured trust deposits	400.0	388.4
Total equity	3,451.7	3,444.4
Book value per share	$15.46	$15.39

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